                                                                EXHIBIT 10.21

                                DEALER AGREEMENT


       This Dealer Agreement ("Agreement"), dated this 20th day of December, 1996 ("Effective Date"), is between Metroplex Telephone Company d/b/a AT&T Wireless Services ("Company"), and Telephone Warehouse, Inc., a Texas corporation, ("Dealer"). Dealer currently does business as Telephone Warehouse; however, this Agent shall be binding on Dealer regardless of any assumed name under which Dealer does business.

       Company provides wireless radio telecommunications services ("Service") in the Dallas/Ft. Worth, Texas metropolitan statistical area ("Area") directly to individuals, corporations, associations, and other entities that purchase such Service from Company ("Subscribers"). The Area is defined by the United States Census Bureau and consists of the following counties: Collin, Dallas, Denton, Ellis, Hood, Johnson, Kaufman, Parker, Rockwall, Somervell, Tarrant, and Wise.

       Company has offered to Dealer the opportunity to market Company's Service in the Area and refer to Company potential Subscribers for the Service under the terms and conditions of this Agreement, and Dealer has accepted.

       Therefore, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are expressly acknowledged, Company and Dealer agree as follows:

       1.     APPOINTMENT OF DEALER.

              a. Appointment Company hereby appoints Dealer as an authorized dealer for Company within the Area to solicit, and submit for consideration, potential Subscribers to Company's Service under Company rate plans as specified by Company from time to time, and to provide assistance to Subscribers as may be authorized by Company. Dealer accepts such appointment. For purposes of this Agreement, Service does not include any wireless telecommunications services purchased from a reseller of Company's Service, and Subscriber does not include individuals, corporations, associations, or other entities that purchase Company's Service from a reseller. Notwithstanding anything else in this Agreement, Dealer acknowledges and agrees that Company may (i)sell Service directly to Subscribers (through itself, through Affiliated entities, or both),
(ii) appoint or authorize other persons or entities to solicit Subscribers to the Service, and (iii) sell, lease, or provide directly to Subscribers, or appoint or authorize other persons or entities to sell, lease, or provide, wireless telephones and related equipment (collectively, "Equipment") and/or installation, repair, and warranty service for such Equipment

              b. Term. This Agreement shall be for a five (5) year term, commencing on the Effective Date and terminating five (5) years thereafter, unless sooner terminated under the terms herein. Upon completion of the initial term, this Agreement will automatically renew for one (1) additional five (5) year term unless either party notifies the other party of its intention not to renew not less than nine (9) months prior to the expiration of the initial term. Neither party shall be under any obligation to renew or extend.

              c. Dealer Program Rules. This Agreement incorporates the Dealer Program Rules attached as Exhibit A ("Dealer Program Rules"). Company shall have the right to amend the Dealer Program Rules (by addition, deletion, and/or modification of any terms) from time to time on thirty (30) days written notice to Dealer, and any such amendment shall be automatically incorporated into this Agreement.

              d. "Independent Parties". In performance of this Agreement, Dealer shall at all times act in its own capacity and right as an independent contractor. Company and Dealer acknowledge that their relationship does not create a general agency, joint venture, partnership, employment relationship, or franchise between them. Dealer shall not pay, and Dealer acknowledges that it has not paid, any franchise fee or other compensation for the right to enter into this Agreement, solicit Subscribers for Company, or use any Marks (defined herein). Except as expressly set forth herein, neither Company nor Dealer have the authority to bind the other in any manner. Except as expressly set forth herein or in the Dealer Program Rules, Dealer will provide all facilities, equipment, and supplies required to perform its activity and meet its obligations as contemplated hereunder. Company shall neither direct nor control the work of Dealer nor assume any responsibility for Dealer's acts, errors, or omissions. Dealer shall at all times identify Company as the Service provider. Dealer shall identify itself as an "Authorized Dealer" of Company.

              e. No Other Agreements. Dealer represents and warrants to Company (i) that its execution and performance of this Agreement does not and will not violate any other contract or obligation to which Dealer or any Affiliate of Dealer is or was a party, including any covenant not to compete or agreements concerning non-solicitation of customers or confidential information,
(ii) that it will not disclose to Company, or use or induce Company to use, any proprietary or confidential information or trade secrets of any other person, corporation, association, or entity, and (iii) that it has returned all property and confidential information belonging to all prior employers or service providers providing any type of product or service competitive with the Service described herein for whom Dealer may have acted as an employee, agent, or dealer.

       2.     COMPANY OBLIGATIONS

              During the term of this Agreement, Company agrees (i) to provide Service in the Area in accordance with the license granted to Company by the Federal Communications Commission, (ii) to promote the Service in the Area in such degree as Company in its sole discretion considers necessary, (iii) to provide training and guidelines (in such amounts and in such frequency as is provided by Company to other similarly situated dealers) to enable Dealer to solicit, and submit for consideration, potential Subscribers to the Service, and
(iv) to provide promotional and other advertising materials containing Company's trade name and other Marks (defined herein) in such types and amounts and under such terms and conditions as determined public and to actual and potential Subscribers and to protect and promote the Company's goodwill and business reputation.

              d. Subdealers. Dealer may appoint agents or independent contractors (collectively, "Subdealers") to perform certain services, duties, or obligations of Dealer under this Agreement or the Dealer Program Rules (including, without limitation, the solicitation of Subscribers to the Service) only with the written consent of Company, which may be withdrawn, and under such terms and conditions as may be required by Company from time to time. Such consent shall not be unreasonably withheld or withdrawn. Such terms and conditions may include, without limitation, a requirement that the Subdealer enter into a separate agreement with Company pertaining to, among other things, the non-disclosure of Confidential Information (defined herein), exclusivity, and non-solicitation of Subscribers. Any such appointment will not relieve Dealer of any of its duties or obligations under this Agreement.

              e. Personnel. All obligations and responsibilities to Dealer's owners, directors, officers, employees, Subdealers, and any other person or entity that obtains through Dealer the right to solicit Subscribers to the Service (collectively, "Personnel") shall be those of Dealer. Company shall have no obligations or responsibilities to such Personnel. Dealer shall cause its current and future Personnel (including partners and shareholders if such partners or shareholders own a 10% or greater interest in Dealer) to execute a Confidentiality, Exclusivity, and Non-solicitation Agreement in the form attached as Exhibit B, the originals of which shall be delivered to Company upon request by Company. Dealer shall be fully responsible for all acts and omissions of its Personnel and shall be strictly and absolutely liable for full compliance by its Personnel with this Agreement, the Dealer Program Rules, and the aforementioned Confidentiality, Exclusivity, and Non-solicitation Agreement. A breach by its Personnel of any of the terms of any such agreements shall be considered a breach by Dealer and shall entitle Company to pursue all rights and remedies it may have under this Agreement, at law or in equity. Dealer shall ensure that all of its sales and service Personnel attend training courses required by Company relating to the Service or Equipment. Such training shall be provided by Company at no direct charge to Dealer or its Personnel; provided, however, that any costs (including, but not limited to, travel and living expenses) incurred by Dealer or its Personnel in connection with such training will be the sole responsibility of Dealer or its Personnel. Dealer shall allow only those Personnel certified by Company or the applicable Equipment manufacturer(s) or vendor(s) to provide installation, repair, or warranty services.

              f. Locations. Dealer shall operate its business hereunder at easily accessible retail store-front location(s) ("Locations") which shall be maintained so as to promote and protect Company's business reputation and goodwill and shall have ample display room for wireless telephone demonstration models. Dealer's present Locations are identified on the attached Exhibit C. Dealer shall notify Company in writing immediately prior to commencing business operations at any new Location or ceasing business operations at any Location. The term "Locations" shall also include (without the necessity of amending this Agreement) any Location that Dealer or any Affiliate of Dealer acquires subsequent to the execution of this Agreement, regardless of whether or not Dealer has yet notifier Company of such Location. In addition to the foregoing:

                     (i) Dealer shall in good faith carry on its business diligently and continuously at the Locations during the term of this Agreement, shall keep the Locations open for business during normal business hours, shall operate each of the Locations in a professional, first-class, and reputable manner, and shall maintain adequate Personnel attendance during normal business hours; and

                     (ii) During the term of this Agreement, Company shall have, and Dealer hereby grants to Company, the right of first refusal to acquire any interest of Dealer or any Affiliate of Dealer in any of the Locations prior to any full or partial sale, lease, sublease, assignment, transfer, or other disposition (collectively, "Transfer") of such interest by Dealer or any Affiliate of Dealer. Dealer shall notify Company in writing of the proposed terms and conditions of the proposed Transfer, and Company shall have thirty (30) days after receipt of such notice within which to elect to exercise its right to acquire the interest on terms substantially equivalent to those of the proposed Transfer. Company shall have no obligation to exercise its right of first refusal with respect to any particular Transfer, and Company's failure to exercise its rights with respect to any particular Transfer shall not impair Company's rights with respect to any subsequent Transfer.

              g. Records. Dealer shall maintain at its principal place of business for four (4) years from the date of their preparation or for the period required by law, whichever is longer, complete and accurate records of its business conducted pursuant to this Agreement (including, without limitation, records of actual or potential Subscribers with whom Dealer or its Personnel has had contact, records of compensation and other amounts paid to Dealer in connection with Dealer's performance under this Agreement, and records of Dealer's Equipment sales, leases, installations, and repairs). Dealer shall make these records available to Company during normal business hours upon seventy-two
(72) hours prior notice.

              h. Service Centers. If Company appoints Dealer as an authorized service center, Dealer shall comply with all requirements, rules, and regulations of Company relating to authorized service centers, as those rules may be established or amended by Company from time to time. In the event Dealer installs or repairs Equipment, Dealer shall comply with all standards, procedures, and manuals of the appropriate Equipment manufacturers. Dealer's appointment as an authorized service center shall not constitute or be construed as a franchise.

       4.     PROMOTION AND SALE OF SERVICE.

              a. Marketing and Promotion. Dealer shall use only Company authorized rate plans, subscription agreements and forms, and solicitation, enrollment, and activation procedures in soliciting potential Subscribers to the Service (as such rate plans, agreements, forms, and procedures may be amended from time to time upon notice by Company) Dealer shall offer Service rate plans only to those Subscribers that meet Company eligibility requirements for the particular service rate plan offered. Dealer shall take all reasonable steps to confirm the accuracy of information obtained from potential Subscribers pursuant to Company authorized forms and procedures. Dealer shall have no right, power, or authority to make any representations or warranties regarding the Service except as expressly directed by Company. Company reserves the right to amend its rate plans for Service, and to add, delete, suspend, or modify terms and conditions of the Service at any time.


              b. Acceptance of Orders. All orders taken by Dealer for the Service are subject to acceptance or rejection by Company. If Company does not accept a potential Subscriber, Dealer may not enter into a subscriber agreement with or otherwise agree to provide Service to such potential Subscriber. With respect to the Service, all Subscribers shall be customers of Company and shall not be considered customers of Dealer.

              c. Deposits, Collections, and Billings. Dealer shall, on behalf of Company, collect deposits and advance payments required by Company from new Subscribers prior to Service activation. Such deposits and advance payments shall be made payable to Company only (not to Dealer), and shall be delivered to Company in accordance with the activation procedures set forth in the Dealer Program Rules. Company shall be solely responsible for all billings of Subscribers for Service, and all remittances resulting from such billings shall be made directly to Company or Company's designee and shall be the property of Company.

              d. Compensation. Subject to the terms of this Agreement and the Dealer Program Rules, Dealer shall be eligible for compensation from Company on accepted applications for Service activation procured solely by Dealer or its Personnel for which Service is activated during the term of this Agreement. Dealer shall have no right to compensation other than that earned in strict compliance with this Agreement, the Dealer Program Rules, and Company authorized procedures. Dealer shall have no right to receive any compensation after the expiration or termination of this Agreement (whether voluntary or involuntary). Dealer shall be obligated to reimburse Company for Subscriber deactivations as set forth in the Dealer Program Rules. The nature, terms, and amount of compensation shall be in accordance with the Dealer Program Rules, which may be modified from time to time on thirty (30) days written notice to Dealer. In addition to Company's right to modify compensation as set forth in this Agreement and the Dealer Program Rules, Company may establish separate types, terms, and amounts of compensation for Subscribers to new Service rate plans introduced by Company after the Effective Date.

              e. Offsets. Company shall have the right, at any time, to offset any amounts owed to Dealer or its Affiliates against any amounts owed by Dealer or its Affiliates to Company pursuant to this Agreement or otherwise, including, but not limited to, any costs, claims, expenses, losses, attorney fees, and damages incurred by Company.

              f. Reserve. Upon termination of this Agreement for whatever reason, Company shall be entitled to establish and withhold a reserve from any compensation or any other amounts owed to Dealer, which may be used to satisfy any obligations owed by Dealer to Company, including, but not limited to, obligations based on Subscriber deactivations following any termination of this Agreement. The reserve shall equal the average compensation amount paid to Dealer per Subscriber during the six (6) months preceding termination, multiplied by the number of Subscribers whose deactivations resulted in reimbursement due from Dealer during that period. Any balance remaining in the reserve after deducting all allowable offer six (6) months after the date of termination of this Agreement will be paid to Dealer, without interest. The establishment of this reserve shall not relieve Dealer of its obligation to pay to Company any amounts owed to Company and not offset against the reserve.

              g. Exclusive Rate Plans or Subscribers. Dealer acknowledges that (i) Company may, from time to time, authorize or restrict Dealer's solicitation of Subscribers for Service under certain of Company's rate plans, and (ii) Company may also, from time to time, authorize or restrict Dealer's solicitation for Service of certain categories of Subscriber or potential Subscribers as may be identified by Company.

       5.     THE EQUIPMENT.

              a. Minimum Technical Standards. Dealer shall recommend, sell, lease, or furnish to Subscribers only Equipment that meets minimum FCC and Company technical standards for regulatory compliance, transmission, authentication, and overall technical quality. Dealer acknowledges that Company may refuse Service to any Subscriber or potential Subscriber using Equipment that does not meet such standards. Dealer further acknowledges that any Equipment programmed with or utilizing a non-factory installed ESN does not meet minimum standards.

              b. Equipment Sources. Dealer may obtain Equipment for sale or lease from any supplier so long as the Equipment meets or exceeds the technical standards described in section 5(a) above. All sales of Equipment by Dealer to Subscribers and all leases of Equipment to Subscribers where Dealer is the lessor shall be for Dealer's own account and not as an agent of Company. Dealer shall be solely responsible for establishing the sales price or rent and other terms for all such sales and leases of Equipment.

              c. Equipment Sold by Company. Company, at its sole option, may sell Equipment to Dealer for cash, or, if Company so elects, under such credit terms as Company may extend from time to time. In the event Company elects to sell Equipment to Dealer on credit, Dealer agrees to execute all documents necessary to give Company a security interest in such Equipment and to perfect such security interest, and acknowledges that Company may reduce or cease to extend such credit at any time at its sole option. Dealer shall bear the risk of loss for all Equipment in its possession. No agreement by Company to sell Equipment to Dealer shall constitute or be construed as a franchise.

              d. Demonstration Equipment and Service. Company, at its sole option, may supply Equipment and/or Service to Dealer for purposes of demonstration to potential Subscribers, under such terms as Company may extend from time to time. In consideration for Company supplying Equipment to Dealer, Dealer shall bear the entire risk of loss or damage to such Equipment from the time Dealer obtains possession of such Equipment until it is delivered to a Subscriber or returned to Company. Dealer shall keep all such Equipment continuously insured under such terms and in such amounts as Company may require from time to time.

       6.     GOODWILL.

              Dealer acknowledges and agrees that Company has acquired goodwill, advantages, and benefits as a consequence of Company's substantial investment in its name, its development and cultivation of a reputation in the Area as a high quality provider of Service, and the patronage and loyalty of its customers. Dealer wants to hold itself out to the public as an authorized dealer for Company and to use Company's goodwill and business reputation to attract and solicit potential Subscribers to the Service. Dealer acknowledges and agrees that its use of Company's goodwill and business reputation to solicit customers and its knowledge and use of Company's Confidential Information (defined herein) constitute good and sufficient consideration for this Agreement, including the provisions pertaining to exclusivity, nondisclosure of Confidential Information, non-solicitation of Subscribers, and the covenant not to compete. Dealer further acknowledges and agrees that, through its use of the Company's goodwill and business reputation, it will acquire the names of, and other information regarding, Subscribers that it solicits for the Service, and that such names and other information constitute Confidential Information belonging to Company. Dealer agrees to use its best efforts to protect and promote Company's goodwill and business reputation and not to use such goodwill or business reputation except in connection with the promotion and marketing of, and the solicitation of potential Subscribers for, Company's Service.

       7.     SERVICE MARKS, TRADEMARKS, AND TRADE NAMES.

              Dealer acknowledges and agrees that all service marks, trademarks, and trade names used by Company (collectively, the "Marks") and the rights to use such Marks are the exclusive property of Company or are licensed for use by Company from the owner(s) thereof, and Dealer shall not use any of the Marks without Company's specific prior written approval. Dealer shall comply with all rules and procedures pertaining to the Marks prescribed by Company from time to time (collectively, the "Mark Rules") and shall obtain advance approval from Company of all advertising or other promotional material which contains any of the Marks. Subdealers may not use any Marks unless specifically authorized by Company to do so, and then only in a manner specifically authorized by Company. This precludes, without limitation, any use of Marks on any collateral, promotional material, advertising, business cards, or stationary of any Subdealer. Any unauthorized use of the Marks, or any use not in compliance with this Agreement or the Mark Rules, by Dealer or its Personnel, including Subdealers, shall constitute infringement of Company's rights in the Marks, a material breach of this Agreement, and cause for termination. Dealer acknowledges that it has no rights in or to the Marks except as provided herein, and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by Dealer or otherwise. Following the termination of this Agreement for whatever reason, Dealer shall immediately discontinue use of all Marks. No authorization to use Company's Marks shall constitute or be construed as a franchise.

       8. CONFIDENTIAL INFORMATION, NON-SOLICITATION, AND COVENANT NOT TO COMPLETE.

              As more fully set forth in sections 2, 6, and 7 above, in order to facilitate Dealer's marketing of the Service and solicitation of Subscribers, Company will permit Dealer to use Company's goodwill, business reputation, and Marks to attract potential Subscribers, and Company will provide Dealer with initial and on-going specialized training, education, materials, and/or information concerning the Service, Subscribers, and Equipment. Through the use of Company's goodwill, business reputation, Marks, training, materials, and information, Dealer will acquire the names of, and other information concerning, Subscribers, other Confidential Information (defined herein), and other advantages and benefits associated with its business. Dealer specifically agrees and acknowledge that Subscriber information is confidential, proprietary, and is not known to the general public or Company's competitors. Dealer further agrees and acknowledges that the protection it has provided to Company in this section is a material consideration to Company in entering into this Agreement, and significant damage would occur to Company if Confidential Information were to come into the possession of another provider or reseller of Wireless Services or any dealer, agent, salesperson, or employee thereof. Likewise, if Dealer or any director, offerer, or Affiliate of Dealer were to work for another provider or reseller of Wireless Services other than Company as a dealer, subdealer, or salesperson, or in any other capacity that would allow Dealer to take advantage of Confidential Information and/or Subscriber contact and/or other advantages or benefits acquired in connection with Dealer's relationship with Company, Company would be materially damaged. Because of these special concerns, and to the fullest extent permitted by law, the following provisions shall apply to Dealer, its Affiliates, and, as applicable, Dealer's Personnel:

              a. Confidential Information. As used in this Agreement, "Confidential Information" means all information, not generally known to the public, that relates to the business, marketing, technology, Subscribers, finances, plans, proposals, or practices of Company, and includes, without limitation, the identities of all Subscribers and prospects, Subscriber information, subscribe agreements, dealer agreements, Dealer Program Rules, all business plans, proposals and practices, all marketing plans, proposals and practices, all technical plans and proposals, all research and development, all budgets and projections, all nonpublic financial information, and all information Company designates as "confidential". All Confidential Information shall be considered trade secrets of Company and, in addition to the protections provided herein, shall be entitled to all protections given by law to trade secrets. The term "Confidential Information" shall apply to information in every form in which it may exist, whether recorded or not, and, if recorded, whether recorded on paper, film, tape, computer disk, or any other form or media.

              b. Non-Disclosure of Confidential Information. Dealer covenants and agrees that, both during the term of this Agreement and at all times thereafter, Dealer, its Affiliates, their respective Personnel, and any successor entity to Dealer or any Affiliate of Dealer (i) shall not use any Confidential Information except in connection with the promotion and marketing of, and the solicitation of Subscribers for, Company's Service, (ii) shall not disclose to any person, firm, corporation, or other entity any Confidential Information, (iii) shall not in any other way publicly or privately disseminate any Confidential Information, and (iv) shall not help anyone else do any of these things. Upon termination of this Agreement, all Confidential Information (originals and copies) in the possession of Dealer, any Affiliate of Dealer. their Personnel, or any successor entity to Dealer or any Affiliate of Dealer shall be immediately returned to Company. Dealer shall be responsible for ensuring compliance with this subsection by its Personnel and Affiliates.

              c. Non-Solicitation. During the time of this Agreement and for a period of one (1) year after termination or expiration of this Agreement (whether voluntary or involuntary), Dealer, its Affiliates, their respective Personnel, and any successor entity to Dealer or any Affiliate of Dealer shall not at any time (i) request any Subscriber in the Area that Dealer knows (or has any reason to know) is a Subscriber of Company to curtail or cancel its Service with Company, (ii) otherwise divert or attempt to divert any such Subscribers from patronizing Company or the Service, or (iii) solicit such Subscribers to purchase Wireless Service from any person or entity other than Company. During the one (1) year period after termination or expiration of this Agreement, any then current Subscribers of Company who contact Dealer regarding the Service shall be referred directly to Company. Dealer shall be responsible for ensuring compliance with this subsection by its Personnel and Affiliates.

              d. Covenant Not to Compete. Dealer covenants and agrees that, for a period of one (1) year after termination or expiration of this Agreement (whether voluntary or involuntary), Dealer, its Affiliates, and any successor entity to Dealer or to any Affiliate of Dealer will not (i) directly or indirectly compete with Company or its Affiliates within the Area by offering, providing, or marketing Wireless Services, or procuring, soliciting, or referring customers for a provider or resellor of Wireless Service other than Company or Company's Affiliates, or (ii) act or serve as a director, officer, employee, agent, dealer, consultant, or formal or informal advisor of any person or entity that directly or indirectly competes with Company or its Affiliates within the Area, or act or serve as an owner (as a partner, shareholder, or otherwise) controlling a 10% or greater interest in any such entity. Dealer shall be responsible for compliance untie this subsection by its Affiliate. This provision shall not apply if, upon the expiration of the term of this Agreement, Company refuses, without cause, to continue a dealer relationship between Dealer and Company on terms that are substantially similar to other contracts Company is then offering to dealers in the Area.

              e. Tolling. The time periods specified in this section shall be tolled during any period of time during which Dealer is in breach of the subsection in which the time period is specified.

       9.     DEFAULT AND TERMINATION.

              a. Default. The following events and occurrences shall constitute defaults of this Agreement: (i) any breach by Company of this Agreement which Company does not cure or commence to cure within thirty (30) days after receipt of written notice of such breach from Dealer, (ii) any breach by Dealer of any of the provisions in sections 3(a), 3(b), 7, or 8 of this Agreement, (iii) any other breach by Dealer of this Agreement or the Dealer Program Rules which Dealer does not cure within thirty (30) days after sends Dealer written notice of such breach, (iv) the insolvency of either party, the filing by either party of a voluntary petition in bankruptcy, the filing of a petition in bankruptcy against either party, the appointment of a receiver or other representative for either party or its business or assets, and such situation is not remedied or corrected within thirty (30) days, or the entry by either party into any arrangement or assignment for the benefit of creditors, (v) the default by either party under any other agreement between Dealer or any Affiliate of Dealer, on the one hand, and Company or any Affiliate of Company, on the other hand, (vi) the voluntary or involuntary sale, assignment, or other transfer of Dealer's rights and/or obligations under this Agreement without the prior written consent of Company, (vii) the voluntary or involuntary sale, assignment, or other transfer of all or substantially all of Dealer's assets or the control of Dealer not in the ordinary course of business without the prior written consent of Company, and (viii) if applicable, the death or incapacity of Dealer.

              b. Termination. This Agreement may be terminated for cause by either party immediately upon the sending of a written notice of termination to the other party. Termination for cause shall include (i) any termination for a default as defined in section 9(a) above, and (ii) any termination pursuant to any termination provision contained in the Dealer Program Rules. Company shall also have the right to terminate this Agreement immediately upon written notice to Dealer if Company ceases to provide Service in the Area. Dealer shall have the right to terminate this Agreement upon written notice to Company within ten
(10) days following a material modification of the Dealer Program Rules. Such termination will become effective thirty (30) days after Company's receipt of such notice; provided, however, that if Company rescinds the change prior to the expiration of such thirty (30) days, this Agreement will not terminate, but shall continue in full force and effect. Unless sooner "mingled or extended under the terms herein, this Agreement will terminate five (5) years after the Effective Date.

       1O.    MISCELLANEOUS.

              a. Limitation of Liability. Under no circumstances shall Company or Dealer be liable to the other for any indirect, special, consequential punitive, or exemplary damages as a result of any default or breach of this Agreement or the termination or non-renewal of this Agreement or any other event, conduct, act, or omission arising out of or related to the dealer relationship between Company and Dealer whether based on contract, tort, statute, or otherwise.

              b. Injunction. In addition to any other remedies Company may have at law, in equity, or pursuant to this Agreement, Company shall have the option, in appropriate instances, to bring court proceedings to seek injunctive or other equitable relief to enforce any right, duty, or obligation under this Agreement. Dealer acknowledges that such injunctive or other equitable relief will be an appropriate, but not an exclusive, remedy for Company to enforce its rights under this Agreement, specifically including, but not limited to, its rights under sections 3(b), 3(f)(ii), 7, and 8 above. Dealer specifically agrees that, due to the nature of harm which Company would suffer if Dealer were to breach any of the provisions of sections 3(b), 3(f)(ii), 7, or 8, Company shall be entitled to, and Dealer hereby consents to, injunctive relief to enforce such provisions. To obtain injunctive or other equitable relief, Company shall not be required to post a bond; or, if required by law or by the court, Dealer hereby consents to a bond in the lowest amount permitted by law.

              c. Indemnity. In the event of a breach of this Agreement (including any representation or warranty stated herein), the breaching party shall protect, defend, indemnify, and hold harmless the non-breaching party from and against any and all liabilities, causes of action, claims, and demands of every kind against the non-breaching party arising out of or redating to such breach. In addition, Dealer shall protect, defend, indemnify, and hold harmless Company (including Company's Affiliates and their directors, officers, employees, agents, and contractors) from and against any and all costs and expenses, losses, debts, damages, liabilities, causes of action, claims, and demands of every kind arising out of or relating to Dealer's performance under this Agreement, Dealer's operation of the Location(s), or the operation of Dealer's business, including the business of any Subdealer. It is further agreed that Dealer will maintain, at its sole cost and expense, any and an insurance coverage necessary to protect its business and Company from all applicable risks.

              d. Governing Law, Forum, and Costs. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any rules governing conflicts of laws. Sole and exclusive jurisdiction and venue for the resolution of any dispute arising between Company and Dealer shall be in the state or federal courts sitting in Dallas County, Texas. In any legal proceedings between the parties concerning this Agreement (whether for damage, equitable relief, or both), the substantially prevailing party shall be entitled to recover its reasonable costs, including court costs and attorney fees; provided, however, that this provision shall not entitle any party other than Company or Dealer to recover than costs.

              e. Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt if delivered in person, by cable, telegram, telecopy, or telex, (ii) one (1) day after deposit with a national overnight express delivery service (postage prepaid), or (iii) three (3) days after deposit in the United States mail (registered or certified mail, postage prepaid, return receipt requested). All notices and other communications hereunder shall be sent to the following addresses:

               If to Dealer:          Telephone Warehouse, Inc.
                                      2436 E. Randol Mill Road
                                      Arlington, Texas 76011
                                      Attn: Ron Koonsman

               If to Company:         AT&T Wireless Services
                                      17300 N. Dallas Parkway
                                      Dallas, Texas 75248
                                      Attn: Dealer Manager
               with copy to:          AT&T Wireless Services
                                      Southwest Region Legal Department
                                      5757 Alpha Road, Suite 1000
                                      Dallas Texas 75240

              f. Entire Agreement. This Agreement represents the entire Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shell not be affected by any other documents. All prior agreements, understandings, covenants, promises, warranties, and representations relating to the matters addressed in this Agreement are superseded. Notwithstanding the foregoing, this Agreement is subject to the terms and conditions of the Consent Agreement dated December 20, 1996 by and between Company, Dealer, National Cellular, Inc., HIG Cellular Acquisition Corporation, and Ron Koonsman.

              g. Survival of Obligations. Company's and Dealer's rights and obligations under sections 7, 8, and 10(a),(b), and (c) of this Agreement (or any other provision that by its terms reasonably survives termination) and Dealer's deactivation reimbursement obligations as set forth in the Dealer Program Rules shall survive the termination of this Agreement. Further, this Agreement shall govern as to any obligation incurred prior to termination of this Agreement.

              h. Assignment. Dealer acknowledges that Company may assign its rights and/or obligations hereunder at any time without Dealer's prior approval, whereupon Company shall be relieved of its obligations hereunder. Dealer may not, voluntarily or involuntarily, assign, delegate, or otherwise transfer its rights or obligations hereunder without the prior written consent of Company, which shall not be unreasonably withheld. This prohibition shall extend to any disposition or transfer of a controlling interest in the ownership or control of Dealer and to any disposition or transfer of the assets of Dealer not in the ordinary course of business, including any transfer by will or operation of law. To the extent not prohibited hereby, this Agreement shall be binding upon and inure to the benefit of Company and Dealer and their respective successors and assigns.

              i. Severability and Reformation. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any terms or conditions necessary to give them such effect.

              j. Authority. Company and Dealer each represent and warrant to the other diet it is duly organized and in good standing in its state of original organization, it has the requisite approvals to enter into this Agreement, it is qualified to do business in the State of Texas, and the person executing this Agreement on its behalf has full authority to execute this Agreement.

              k. Amendment. Any amendment to this Agreement, other than amendments to the Dealer Program Rules, shall not be valid unless such amendment is made in writing and signed by Company's general manager for the Area.

              1. No Waiver. No failure by Company to take action on account of any default or breach of this Agreement or the Dealer Program Rules by Dealer shall constitute a waiver of any such default or breach, or of the performance required of Dealer under this Agreement or the Dealer Program Rules.

              11.    INDEPENDENT INVESTIGATION.

                     COMPANY AND DEALER ACKNOWLEDGE THEY HAVE READ THIS AGREEMENT AND UNDERSTAND AND ACCEPT THE TERMS, CONDITIONS, AND COVENANTS CONTAINED HEREIN AS BEING REASONABLY NECESSARY TO MAINTAIN COMPANY'S HIGH STANDARDS FOR SERVICE. DEALER ACKNOWLEDGES AND UNDERSTANDS THAT COMPANY OR OTHER DEALERS MAY AT ANY TIME COMPETE DIRECTLY OR INDIRECTLY WITH DEALER IN SOLICITING SUBSCRIBERS FOR THE SERVICE OR IN THE SALE, LEASE, INSTALLATION, REPAIR, OR WARRANTY SERVICING OF EQUIPMENT. DEALER HAS INDEPENDENTLY INVESTIGATED THE WIRELESS SERVICES AND EQUIPMENT SALE, LEASING, INSTALLATION, OR REPAIR BUSINESSES AND THE PROFITABILITY (IF ANY) AND RISKS THEREOF. COMPANY HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PROFITABILITY OR VIABILITY OF DEALER'S BUSINESS EFFORTS OR THE WIRELESS BUSINESS GENERALLY, AND DEALER IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE, WARRANTY, OR STATEMENT OF COMPANY OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT


              In witness whereof, the parties have executed this Agreement as of the Effective Date.



COMPANY:                                DEALER:

Metroplex Telephone Company             Telephone Warehouse, Inc.
d/b/a AT&T Wireless Services

Signature:/s/Gary Fleming               Signature:/s/R.L. Koonsman
          --------------------                    --------------------
Printed Name:Gary Fleming               Printed Name: R.L. Koonsman
             -----------------                       -----------------
Title: President                        Title: President
      ------------------------                ------------------------

                                   EXHIBIT A

                             AT&T WIRELESS SERVICES

                              DEALER PROGRAM RULES
                        EFFECTIVE DATE: OCTOBER 1, 1996
                                   (REVISED)
                        DALLAS METROPOLITAN SERVICE AREA


1. Part of Agreement. These Dealer Program Rules ("Rules") are a part of the Dealer Agreement (the "Agreement") that has been executed by Company and Dealer and, except as noted in paragraph 2 below, are to be interpreted and administered in a manner consistent with the Agreement. These Rules supersede and replace all prior Dealer Program Rules. These Rules are subject to amendment at any time by Company upon thirty (30) days written notice to Dealer.

2. Inconsistencies in Terms. If any inconsistency or conflict exists between these Rules and the Agreement as amended or any prior Dealer Program Rules, these Rules control.

3. Definitions. In addition to the terms defined in the Agreement, for purposes of these Rules, the following terms will have the meanings set forth below:

       Activation Date - The date on which Company commences to provide Service to the cellular telephone number assigned to a Subscriber.

       Subscriber - Each individual, corporation, association, or other entity that places an order through Dealer for Service that is accepted by Company and for whom Service is activated. For purposes of computing commissions, where an individual or entity places more than one order and each order is for a different cellular telephone number, each order will be treated as a separate Subscriber if the order is accepted by Company and if Service is activated on that order. However, if more than one telephone number is assigned to an USN, all orders for telephone numbers assigned to the same USN count as only one Subscriber. An individual or entity for whom Service is activated shall NOT be considered a "Subscriber" if such individual or entity (whether under the same or a different name) was previously an active Subscriber during the immediately preceding six-month period or if such activation is connected with the deactivation of Company's Service on another (or other) cellular telephone number(s), and Dealer shall not be eligible for compensation of any kind with respect to such activation (unless the activation qualifies as a "restore" under paragraph 11 or as otherwise provided in paragraph ). It is the Dealer's responsibility to determine whether an individual or entity that places an order qualifies as a Subscriber at the point of sale prior to activation. This is accomplished by questioning the customer, looking for an account number on the AXES system and/or calling Company's Customer Verification.

       Dealer Subscribers - For each calendar month, this means the number of new Subscribers that (i) were submitted by Dealer and accepted by Company
       (ii) whose Activation Date was in that month, and (ii) whose Service has not been terminated for any reason at end of the month.

       Deactivated and Deactivation - Termination of Service to the cellular telephone number assigned to a Subscriber for any reason. The Subscriber may substitute phones or rate plans without being deactivated as long as the same phone number is maintained.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


       Vesting Period - The period of time after the Activation Date during which commissions, bonuses, and other compensation and incentives are subject to adjustment or reimbursement as provided in these Rules. After the expiration of the Vesting Period, commissions, bonuses, and other compensation and incentives not subject to adjustment or reimbursement unless obtained in violation of these Rules, the Agreement, or Company authorized procedures.

4. Commissions. Except as otherwise provided in these Rules, Dealer shall be eligible to earn a commission for each new Subscriber activation during a month, which shall be determined according to the number of Dealer Subscribers as of the end of that month, and shall be calculated from the following table:

       Dealer Subscribers/Month            Commission/Subscriber
       ------------------------            ---------------------

                   ***                              ***


       Commissions earned by Dealer shall first be used to offset payments due to Company from Dealer. Any remainder shall be paid within thirty (30) days after the end of the month during which the commission was earned.

5. Revenue Incentive Bonus. In addition to commissions as provided in paragraph 4 above, Dealer shall be eligible to earn a Revenue Incentive Bonus for each new Subscriber that activates on one of the following rate plans, which shall be calculated from the following table:


       Rate Plan                           Bonus/Subscriber
       ---------                           ----------------


         ***                                       ***


       No other rate plans qualify to receive a Revenue Incentive Bonus.

6. *** Rate Plan Commission. The commission rate on all Subscriber activations on the *** Rate Plan (***)(or any substitute
       *** plan) will be $***. *** Rate Plan activations will count toward the Dealer Subscriber monthly tier count, but will NOT qualify for bonus payment or co-op accrual.


7. *** Rate Plan Commission. The commission rate on all Subscriber activations on the *** Rate Plan (***)(or any substitute
       *** plan) will be $***. *** Rate Plan activations will count toward the Dealer Subscriber monthly tier count, but will NOT qualify for bonus payment or co-op accrual.


8.     *** Rate Plan Commission. The commission rate on all
       Subscriber activations on the *** Rate Plan will be $***. *** Rate Plan activations will count toward the Dealer Subscriber monthly tier count, but will NOT qualify for bonus payment or co-op accrual.


9. *** Rate Plan Commissions. Dealer shall have the choice of either the commission rate specified in Option A or the commission rate specified in Option B as described below for eligible Subscriber activations to the *** Rate Plans (***) (or any

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


        substitute *** plans). Activations on such *** Rate Plans will count toward the Dealer Subscriber monthly tier count, but will NOT qualify for bonus payment or co-op accrual. Dealer must select one Option to be applicable to all *** Rate Plan activations: Dealer may not select both Options or a combination of Options; Dealer may not subsequently change Options except upon Company's express written consent.


        Option A; The commission rate on eligible Subscriber activations on the *** Rate Plans under Option A will be ***. Option A *** Rate activations will NOT qualify for continuing service payments.


        Option B: The commission rate on eligible Subscriber activations on the *** Rate Plans under Option B will be ***. In addition, Option B *** Rate Plan activations will qualify for continuing service payments as described in paragraph 13.b below.


        NOTE: If Dealer has not already designed or been assigned to receive compensation under Option A or Option B, Dealer will be assigned to receive compensation under Option B unless Dealer designates in writing its desire to be compensated under Option A, and returns such signed designation to Company within thirty (30) days of Dealer's receipt of these Rules

        Dealer Designation:  I elect to receive compensation under:
                 Option A            or Option B      X     (Select one)
                          ----------              ----------

                 /s/
                 ---------------------------------------
                 Signature

10. Rate Plan Eligibility. Rate Plans *** will be available to eligible Subscribers activating digital, dual mode, or analog equipment. Rate Plans*** will be available only to eligible Subscribers activating digital or dual mode equipment. All other rate plans will be available only to eligible Subscribers activating analog equipment. Dealer shall be subject to chargeback of all compensation paid for a Subscriber (commission, bonus, and continuing service payments) and reversal of any co-op accrual for Subscriber activations to inappropriate plans.


11. Subscriber Deactivation Reimbursement. For Subscriber activations to a *** Rate Plan described in paragraph 9 (***), Dealer shall reimburse Company for certain compensation paid to Dealer for a Subscriber whose Service is Deactivated for any reason within *** after the Subscriber's Activation Date (the "*** Vesting Period"). For Subscriber activations to any other rate plan, Dealer shall reimburse Company for certain compensation paid to Dealer for a Subscriber whose Service is Deactivated for any reason within *** after the Subscriber's Activation Date (the "Standard Vesting Period"). The applicable Vesting Period shall be fixed for a Subscriber based on the rate plan originally activated, irrespective of any migration. The amount of Deactivation reimbursement, irrespective of the applicable Vesting Period, shall be *** of all commissions and bonuses paid to Dealer for the Subscriber. Company may offset this reimbursement against subsequent commissions payable to Dealer. In any event, however, Dealer shall pay to Company any reimbursement amount remaining due no later than sixty (60) days from the end of the month in which the Subscriber's Service was Deactivated.


        If a Subscriber whose Service is Deactivated within the applicable Vesting Period reactivates Service prior to the later of (i) the end of that Vesting Period or (ii) thirty (30) days after the Service is Deactivated, "restore" compensation equal to the amount reimbursed to Company

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


       shall be repaid Dealer. Compensation shall NOT be restored if the Subscriber reactivates Service after the later of (i) the end of the applicable Vesting Period or (ii) thirty (30) days after the Service is Deactivated. The original Vesting Period will apply to the "restore" compensation.

12. Migration. If a Subscriber migrates within the applicable Vesting Period to a rate plan for which a different commission or bonus paid, a monetary adjustment will be made to the amount of commission and/or bonus paid for that Subscriber. The amount of the adjustment shall be offset, paid to Dealer, or reimbursed to Company in accordance with the offset, payment, and reimbursement provisions in these Rules.

13.    Continuing Service Payments:

       a) In return for Dealer providing continuing service to Subscribers, continuing service payments may be payable to Dealer for Subscribers activated onto certain of Company's rate plans by Dealer in the Area who remain on Service and current in their bills for a certain period of time (the "Payment Period"). Continuing service payments will be based on *** collected from a Subscriber (herein collectively referred to as "Local Revenue") during the Payment Period. No continuing service payments will be paid for any Subscribers activated outside the Area.



        b) Continuing service payment for *** Rate Plan activations for Dealers that elect the Option B commission rate in paragraph 9 will be earned based on a percentage of Local Revenue for each month during which a Subscriber is a current and active Subscriber to Company's Service, up to a maximum Payment Period of *** beginning on the Activation Date. The applicable percentage shall be ***.


        c) For eligible rate plans other than *** Rate Plans, continuing service payments will be earned based on a percentage of Local Revenue for each month during which a Subscriber is a current and active Subscriber to Company's Service on an eligible rate plan, up to a maximum Payment Period of *** beginning on the Activation Date. The applicable percentage shall be fixed in the month of activation based on the following table:

              Dealer Subscribers/Month     Continuing Service Payment Percentage
              ------------------------     -------------------------------------


                       ***                                 ***


       d) If a Subscriber migrates within the applicable Vesting Period to a rate plan for which a different or no continuing service payments is paid, an adjustment will be made to the rate and term of the continuing service payments paid for that Subscriber.

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


       e) If a Subscriber's Service in the Area is Deactivated for any reason, continuing service payments on that Subscriber will stop as of the date of Deactivation. If, however, a Subscriber reactivates Service under the same name, account number and cellular number within the applicable Payment Period, the continuing service payments will resume. For purposes of determining the Payment Period, the original Activation Date will apply to the reactivated Service.


       f) Continuing service payments are intended to compensate Dealer for continuing service provided to a Subscriber, and are not earned in advance. Dealer shall have no future entitlement to such payments. If the Agreement is canceled or terminated for any reason, continuing service payments will stop permanently as of the date of termination or cancellation.

       g) Continuing service payments earned by Dealer shall first be used to offset payments due to Company from Dealer. Any remainder shall be paid to Dealer within thirty (30) days after the end of the calendar quarter in which earned.

14. No Show. There is a *** NO SHOW charge against commission settlement if Client Care is not notified of a Subscriber's failure to complete their activation within seventy-two (72) hours of the request for activation.


15. Co-Op Advertising. A co-op advertising account will be maintained for Dealer. Funds will accrue to this account each month with respect to the number of Net Dealer Subscribers for the month (qualifying Dealer Subscribers for the month, minus the number of Deactivations for the month which result in reimbursement to Company as provided in paragraph 11 above, plus the number of reactivations for the month which result inn "restore" compensation to Dealer as provided in paragraph 11 above) at the rate specified by Company, as modified from time to time. Such funds may be paid to Dealer in accordance with the terms in the Company's
       Co-op Advertising Guidelines or as otherwise specified, as modified from time to time. Until paid to Dealer, such funds shall remain the property of Company. Any funds credited to the co-op advertising account that have not been paid or become payable to Dealer within the time specified in the Co-op Advertising Guidelines or as otherwise specified shall be forfeited and not paid to Dealer. No interest will be paid on funds credited to the co-op advertising account, and any amount remaining in the account upon termination of the Agreement shall remain the property of Company.

16. Activation Procedures. Dealer shall not entitled to any compensation of any type (commission, bonus, or continuing service payment) or to any co-op advertising or to any other incentive with respect to any Subscriber, unless the following activation procedures have been fully performed:

       a) Before making any commitment to a potential Subscriber regarding the Service, Dealer shall telefax, physically deliver or communicate via AXYS to Company all necessary Subscriber information, and obtain a Subscriber Agreement, credit application and other necessary paperwork signed by the potential Subscriber. The original Subscriber Agreement and credit application shall be physically delivered to Company within one (1) month of its execution by the Subscriber.

       b) Company will complete a credit check of the potential Subscriber and advise Dealer if any deposit or advance payment will be required and its amount.

       c) Dealer will obtain from the potential Subscriber the required deposit or advance payment made payable to Company (not Dealer). If payment is made by check, Dealer

                   CONFIDENTIAL INFORMATION OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


              may telefax a copy of the check to Company, but shall then physically deliver the check to Company within three (3) business days of its receipt. If payment is by cash or credit card, Dealer shall immediately deliver good funds for the full payment to Company.

       d) Upon full performance of the above steps and upon compliance with all of Company's installation procedures for any new Equipment, Company will activate the Service for the Subscriber.


17. Minimum Performance Standard. Dealer shall obtain a minimum of *** Dealer Subscribers each month, provided, however, that Dealer shall be required to obtain only *** Dealer Subscribers each month with respect to any Location not in Dallas, Tarrant, Denton, or Collin Counties. Dealer's failure to obtain these minimum numbers each month for any three (3) consecutive months shall entitle Company to terminate the Agreement for cause pursuant to the Agreement. If Dealer fails to obtain an average of *** Dealer Subscribers per month for any three (3) consecutive months, Company shall have no obligation to provide individual training or other support to Dealer. This shall not relieve Dealer of any of its obligations, including its obligation to have its sales and service personnel attend training courses required by Company.

18. Previous Subscribers. Compensation will be paid with respect to a Subscriber whose Activation Date preceded the effective date of these Rules based on the Dealer Program Rules which were in effect on the Subscriber's Activation Date.

                          DEALER PROGRAM RULES RECEIPT

I acknowledge that I have received a copy of the Dealer Program Rules with an effective date of October 1, 1996.

          12-31-96
------------------------------------
(Date)

/s/Telephone Warehouse
------------------------------------
(Dealer Name)

/s/R. Koonsman
------------------------------------
(Signature)

                                  EXHIBIT "B"


          CONFIDENTIALITY, EXCLUSIVITY, AND NON-SOLICITATION AGREEMENT


       I, [EMPLOYEE/OFFICER NAME], AM A(N) [POSITION] OF [DEALER NAME]("Dealer"), an authorized dealer of ________________________d/b/a AT&T Wireless Services ("Company") to solicit and submit for consideration potential Subscribers to the wireless telecommunications services ("Services") provided by Company in the _____________________area ("Area"). The Area is defined by the United States Census Bureau and consists of the following counties:
______________. Because of my relationship with Dealer and Dealer's relationship with Company, I will receive knowledge, experience, and training concerning wireless" telephone systems and equipment, including the Service and system of Company, and will have contact with Company's Subscribers, and as a result I will receive financial benefits through my relationship with Dealer. As used in this Agreement, the term "Subscribers" means all subscribers to the Company's Service who I learn about during or because of my relationship with Dealer, or who have had any dealings or communication with Dealer at any time. As wed in this Agreement, "Confidential Information" means all information, not generally known to the public, that relates to the business, marketing, technology, Subscribers, finances, plans, proposals or practices of Company, and it Dudes, without limitation, the identities of all Subscribers and prospects, subscribe agreements, dealer agreements, Dealer Program Rules, all business plans, proposals and practices, all marketing plans, proposals and practical, all technical plans and proposals, all research and development, All budgets and projections, all nonpublic financial information, and all information Company designates as "confidential." In return for such knowledge, experience, training, and financial benefits, and in addition to other agreements of Dealer, to the fullest extent permitted by law, I agree to do all of the following:

              1. I agree that,while I am associated with Dealer and while Dealer is an authorized dealer of Company, I will act according to the highest standards of honesty, integrity, fair dealing, and ethical conduct in all my dealings with Subscribers, potential Subscribers, and Company. I Agree that a breach of this section includes, but is not limited to, the making of misrepresentations or misleading statements to Company or to any actual or potential Subscriber.

              2. I agree to keep confidential all information defined as "Confidential Information" above, and agree not to disclose to anyone Use or to any other business such Confidential Information. I understand and agree that all such Confidential Information constitutes trade secrets of Company.

              3. I agree that, while I am associated with Dealer and while Dealer is an authorized dealer of Company, I will not solicit business for any other Wireless Service Provider, and I will not help any other Wireless Services Provider obtain business. As used herein, the term "Wireless Service Provider" shall mean any provider, reseller, dealer, subdealer, salesperson, or agent thereof of the following: (i) cellular telephone service, (ii) personal communications services, (iii) enhanced specialized mobile radio service, or (iv) any other functionally similar or equivalent wireless voice or data service.

              4. I agree that, for a period of one (1) year after the termination of my association with Dealer or Dealer's association with Company, whichever occurs first, I shall not request any Subscriber in the Area whom I know to be a Subscriber to cancel his, her, or its Service with Company, nor shall I solicit, divert, or try to divert any Subscribers to another Wireless Services Providers, nor shall I help any other Wireless Service Provider obtain or try to obtain any business from any of these Subscribers. During this one-year period, if any then-current Subscribers contact me about the Service, I will refer each of them to Company.

              5. I agree that Company is a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement. If I break any of my promises in this Agreement, I realize I can be used in court by Company or by Dealer and be held liable for money damages or I can be subject to injunctive or other equitable relief in favor of Company. I also agree that, if any legal proceedings are bought concerning this Agreement, the substantially prevailing party will be entitled to recover all costs and reasonable attorney fees.

              6. Each of the provisions of this Agreement is independent of the other provisions of this Agreement. If a court of competent jurisdiction decides that any part of this Agreement is unenforceable, I agree to be bound by any lesser covenant that would impose the maximum duty permitted by law, if such lesser covenant were separately stated in this Agreement. This Agreement may be reformed to be enforceable to the fullest extent permitted by law.

       DATED: _____________________, 199___.


DEALER:                                OWNER, DIRECTOR, OFFICER,
                                       EMPLOYEE, AGENT, OR
                                       SUBDEALER OF DEALER:

-------------------------------        ----------------------------------------

Signature:                             Signature:
          ---------------------                 -------------------------------

Printed Name:                          Printed Name:
             ------------------                    ----------------------------

Title:                                 Title:
      -------------------------              ----------------------------------

                                    EXHIBIT C



1.   Telephone Warehouse               8.     Telephone Warehouse
     4101 S. Cooper, #109                     4343 W. Camp Wisdom Rd., #180
     Arlington, Texas  76015                  Duncanville, Texas  75237

2.   Telephone Warehouse               9.     Telephone Warehouse
     1301 N. Collins #215                     4750 S. Hulen
     Arlington, Texas  76011                  Ft. Worth, Texas  76132

3.   Telephone Warehouse               10.    Telephone Warehouse
     11446 N. Central Expwy.                  6521 Camp Bowie Blvd.
     Dallas, Texas  75243                     Ft. Worth, Texas  76116

4.   Telephone Warehouse               11.    Telephone Warehouse
     2905 Forest Ln., #122                    419 W. Airport Frwy.
     Dallas, Texas  75234                     Irving, Texas  75062

5.   Telephone Warehouse               12.    Telephone Warehouse
     19310 Preston Rd.                        1515 Town East Blvd., #11
     Dallas, Texas  75252                     Mesquite, Texas  75150

6.   Telephone Warehouse               13.    Telephone Warehouse
     Valley View Mall #1211                   7923 Grapevine Hwy.
     Dallas, Texas  75240                     N. Richland Hill, Texas  76180

7.   Telephone Warehouse
     5610 Lemmon Ave. #B
     Dallas, Texas  75209




                                        5